UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2008

SAN JOAQUIN BANCORP __________________________________________________________________________________________________________________________ (Exact name of registrant as specified in charter)

California	000-52165	20-5002515

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

1000 Truxtun Avenue, Bakersfield, California 93301

__________________________________________________________________________________________________________________________

(Address of Principal Executive Offices) (Zip Code)

661-281-0360

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 19, 2008, San Joaquin Bank (Bank), a wholly owned subsidiary of the Registrant, entered into a consulting agreement with Melvin D. Atkinson (Agreement), who has been an outside director of the Bank since 2005 and a director of the Registrant since its formation in 2006.

The Agreement engages Atkinson to analyze and review the Bank's impaired real estate loans and to negotiate with the obligors under such loans to reduce amounts outstanding. Atkinson will be compensated at the rate of $175 an hour for his services and he will also receive an additional fee equal to 1% of the first $3.0 million received by the Bank and 0.75% of amounts received in excess of $3.0 million. The Agreement is subject to compliance with applicable law and terminable by either party at any time upon written notice.

Item 9.01. Financial Statements and Exhibits.

Exhibit 10.1 Agreement dated December 19, 2008 between San Joaquin bank and Melvin D. Atkinson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAN JOAQUIN BANCORP By: /s/ Stephen M. Annis

Executive Vice President and Chief Financial Officer Date: December 23, 2008